SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016
IBERIABANK CORPORATION
(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501
(Address of Principal Executive Offices)
(337) 521-4003
Registrant’s telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 7.01    REGULATION FD DISCLOSURE
On January 28, 2016, IBERIABANK Corporation (the “Company”) disclosed the following:

•
The Company currently expects its tax-equivalent net interest margin to be slightly higher than 3.60% for the first quarter of 2016. The Company’s current margin expectations are based on an anticipated flat interest rate scenario.

•	For the full year of 2016, the Company’s budget currently expects:

◦Net income of approximately $4.58 per diluted common share
◦Tax-equivalent net interest margin of 3.55%
◦Operating non-interest expenses below $560 million
◦Provision for loan losses of $35 million

◦	Double digit percentage legacy loan growth excluding the Company’s indirect and energy-related portfolios

•	The Company currently expects to meet its strategic goal of a tangible operating efficiency ratio of less than 60% later in 2016.

•	The Company currently expects its effective tax rate for the first quarter of 2016 to be consistent with its effective tax rate of 32.1% in the third quarter of 2015.

•	As it relates to the Company’s energy-related portfolio:

o
At December 31, 2015, the Company had 173 energy relationships with a balance outstanding, the largest of which was approximately $33 million. Of the 173 energy relationships, two were over $30 million, and an additional 23 energy relationships were between $10 million and $30 million (five of which were over $20 million).

o
The Company currently expects run-off in its energy-related portfolio to be consistent with energy-related portfolio run-off in the fourth quarter of 2015, to be partially offset by increased utilization of existing commitments.

o
Although the Company has not yet, through its normal credit risk management process, approved its price deck for use in its upcoming redeterminations at this time, on the Company’s quarterly earnings conference call, the Company discussed the following price deck for the first quarter of 2016:

	Oil - Base	Oil - Sens	Natural Gas - Base	Natural Gas - Sens

2016	$35.00	$30.00	$2.25	$2.00
2017	40.00	34.00	2.50	2.15
2018	42.50	36.50	2.75	2.35
2019	45.00	37.75	3.00	2.55
2020	47.50	40.00	3.00	2.55
2021	48.50	41.25	3.15	2.70
Thereafter*	60.00	50.00	4.00	3.25

	* Escalates 2% per annum, up to $60.00 for Oil and $4.00 for Natural Gas

o
The Company estimates approximately 36% of its natural gas weighted energy-related clients’ 2016 natural gas production is hedged, and approximately 37% of its oil weighted energy-related clients’ 2016 oil production is hedged.

Caution About Forward-Looking Statements
This Current Report on Form 8-K contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this Form 8-K relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, credit risk of our customers, resolution of assets subject to loss share agreements with the FDIC within the coverage periods, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy new capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information in this discussion is as of the date of this Form 8-K. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: January 29, 2016	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive
Officer